Exhibit 4.1

EXECUTION COPY

BRANDYWINE OPERATING PARTNERSHIP, L.P.,

Issuer,

BRANDYWINE REALTY TRUST,

Guarantor

and

THE BANK OF NEW YORK,

Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of October 4, 2006

3.875% Exchangeable Guaranteed Notes due 2026

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), is entered into as of October 4, 2006, among BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Operating Partnership” or “Issuer”), having its principal offices at 555 East Lancaster Avenue, Suite 100, Radnor, Pennsylvania 19087, BRANDYWINE REALTY TRUST, a Maryland real estate investment trust (the “Company” or “Parent Guarantor”), having its principal offices at 555 East Lancaster Avenue, Suite 100, Radnor, Pennsylvania 19087, and THE BANK OF NEW YORK, a bank duly organized and existing under the laws of the United States, as Trustee hereunder (the “Trustee”), having its Corporate Trust Office at 101 Barclay Street, Floor 8W, New York, New York 10286.

WHEREAS, the Issuer, the Company, certain subsidiary guarantors of the Issuer and the Trustee entered into that certain Indenture dated as of October 22, 2004 (the “Original Indenture”), relating to the Issuer’s unsecured debt securities authenticated and delivered under the Indenture;

WHEREAS, the Issuer, the Parent Guarantor and the Trustee entered into that certain First Supplemental Indenture, dated as of May 25, 2005, to provide for the assumption by the Additional Guarantors named therein of the obligations of a Subsidiary Guarantor under the Indenture (the “First Supplemental Indenture”);

WHEREAS, pursuant to Section 1405 of the Original Indenture, the Subsidiary Guarantors were released from their obligations under the Original Indenture, as supplemented by the First Supplemental Indenture, and their Guarantees;

WHEREAS, pursuant to Section 901 of the Indenture, the Issuer, the Parent Guarantor and the Trustee may enter into supplemental indentures to establish the form or terms of a series of Securities issued pursuant to the Indenture;

WHEREAS, pursuant to Section 301 of the Indenture, the Issuer, the Parent Guarantor and the Trustee desire to establish the terms of a series of Securities entitled the “3.875% Exchangeable Guaranteed Notes due 2026” of the Operating Partnership in respect of which the Company shall be a guarantor (the “Notes”); and

WHEREAS, the Issuer, the Company and the Trustee have duly authorized the execution and delivery of this instrument to establish the terms of the Notes set forth herein and have done all things necessary to make this instrument (together with the Original Indenture and the First Supplemental Indenture, the “Indenture”) a valid agreement of the parties hereto, in accordance with its terms;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Securities, the Issuer, the Company and the Trustee agree as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01. Definitions. (a) Capitalized terms used in this instrument and not otherwise defined herein shall have the meanings assigned to such terms in the Original Indenture, as supplemented by the First Supplemental Indenture, or in the form of Note attached as Exhibit A hereto.

“Additional Notes” has the meaning provided in Section 2.02 hereof.

“Additional Interest” has the meaning specified in the Registration Rights Agreement.

“Additional Interest Notice” has the meaning specified in Section 2.28.

“Additional Shares” has the meaning specified in Section 2.10.

“Applicable Exchange Period” means, with respect to an exchange of Notes, the 10 consecutive Trading-Day period commencing on the third Trading Day following the date the Notes are tendered for exchange.

“Applicable Consideration” has the meaning specified in Section 2.11 hereof.

“Average Price” means, with respect to an exchange of Notes, an amount equal to the average of the Closing Sale Prices of Company Common Shares for each Trading Day in the Applicable Exchange Period.

“Business Day” means, with respect to any Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Change in Control” means the occurrence at any time of any of any of the following events: (1) consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to Company Common Shares, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or events pursuant to which all of the outstanding Company Common Shares are exchanged for or converted into the right to receive cash, securities or other property; (2) any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than the Company, the Operating Partnership or any majority-owned subsidiary of the Company or the Operating Partnership or any employee benefit plan of the Company, the Operating Partnership or such subsidiary, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of shares of beneficial interest of the Company then outstanding entitled to vote generally in elections of trustees; (3) during any period of 12 consecutive months after the date of original issuance of the Notes, persons who at the beginning of such 12-month period constituted the Board of Trustees of the Company, together with any new persons whose election, appointment, designation or nomination was approved by a vote of a majority of the persons then still comprising the Board of Trustees of the Company who were either members of the Board of Trustees of the Company at the beginning of such period or whose election, appointment, designation or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Trustees of the Company; or (4) the Company ceases to be the general partner of the Operating Partnership; provided, however, that the pro rata distribution by the Company to its shareholders of units of limited partnership interest in the Operating Partnership or any other equity securities in any of the Company’s other subsidiaries shall not, in and of itself, constitute a Change in Control for purposes of this definition. Notwithstanding the foregoing, even if any of the events specified in the preceding clauses (1) through (4) have occurred, except as specified in clause (x), a Change in Control shall not be deemed to have occurred if either: (x) the Closing Sale Price per Company Common Share for any five Trading Days within (i) the period of 10 consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control, in the case of a Change in Control relating to an acquisition of shares of beneficial interest, or (ii) the period of 10 consecutive Trading Days ending immediately after the Change in Control, in the case of a Change in Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Exchange Price applicable to the Notes in effect on each of those Trading Days; provided, however, that the exception to the definition of “Change in Control” specified in this clause (x) shall not apply in the context of a Change in Control for purposes of Section 2.10 or Section 2.11(d); or (y) at least 90% of the consideration paid for Company Common Shares (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a Change in Control consists of shares of common stock (or depositary receipts or other certificates representing or evidencing common equity interests) traded on a national or regional securities exchange or quoted on an established automated over-the-counter trading market in the United States (or shall be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction the Notes become exchangeable into such shares of common stock (or depositary receipts or other certificates representing or evidencing common equity interests). For the purposes of this definition, “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Change in Control Purchase Date” has the meaning provided in Section 2.09 hereof.

“Change in Control Purchase Notice” has the meaning provided in Section 2.09 hereof.

“Change in Control Purchase Price” has the meaning provided in Section 2.09 hereof.

“Closing Sale Price” means, with respect to the Company Common Shares or other capital stock or similar equity interests or other publicly traded securities on any date, the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Company Common Shares or such other capital stock or similar equity interests or other securities are traded or, if the Company Common Shares or such other capital stock or similar equity interests or other securities are not listed on a national or regional securities exchange, as reported by Pink Sheets LLC or another established over-the-counter trading market in the United States. The Closing Sale Price shall be determined without regard to after-hours trading or extended market making. In the absence of the foregoing, the Operating Partnership shall determine the Closing Sale Price on such basis as it considers appropriate.

“Company” has the meaning provided in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Person.

“Company Common Shares” means common shares of beneficial interest, par value $0.01 per share, of the Company.

“Company Notice” has the meaning provided in Section 2.09 hereof.

“Daily Share Amount” has the meaning provided in Section 2.12 hereof.

“Depositary” has the meaning provided in Section 2.03 hereof.

“Effective Date” has the meaning specified in Section 2.10.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” means the office or agency designated by the Operating Partnership where the Notes may be presented for exchange.

“Exchange Price” means, as of any date of determination, for $1,000 principal amount of Notes, the quotient of $1,000 divided by the Exchange Rate in effect as of such date, rounded to the nearest $0.01, with $0.005 rounded upward.

“Exchange Rate” means the number of Company Common Shares by reference to which the Exchange Value shall be determined, which shall be initially 25.4065 Company Common Shares for each $1,000 principal amount of Notes and as the same shall be adjusted from time to time in accordance with the provisions hereof and of the Notes.

“Exchange Value” means, for each $1,000 principal amount of Notes, the product of (a) the applicable Exchange Rate, multiplied by (b) the Average Price.

“Expiration Time” has the meaning specified in Section 2.14.

“Guarantee” means the full and unconditional guarantee provided by the Company in respect of the Notes as made applicable to the Notes in accordance with the provisions of Section 2.20 hereof.

“Initial Purchasers” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc. and Lehman Brothers Inc. (each, an “Initial Purchaser”).

“interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, including Additional Interest, if any, payable under the terms of the Registration Rights Agreement.

“Indenture” has the meaning provided in the preamble of this instrument.

“Interest Payment Date” has the meaning provided in Section 2.05 hereof.

“Net Amount” has the meaning provided in Section 2.12 hereof.

“Net Cash Amount” has the meaning provided in Section 2.12 hereof.

“Net Shares” has the meaning provided in Section 2.12 hereof.

“Notes” has the meaning provided in Section 2.01 hereof which shall be substantially in the form attached as Exhibit A hereto.

“Operating Partnership” has the meaning specified in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Operating Partnership” shall mean such successor Person.

“Optional Repurchase Date” has the meaning provided in Section 2.08 hereof.

“Optional Repurchase Notice” has the meaning provided in Section 2.08 hereof.

“Optional Repurchase Price” has the meaning provided in Section 2.08 hereof.

“PORTALSM Market” means The PORTAL Market operated by the Nasdaq Stock Market or any successor thereto.

“Principal Return” has the meaning provided in Section 2.12 hereof.

“Purchase Agreement” means the Purchase Agreement, dated September 28, 2006, among the Company, the Operating Partnership and the Initial Purchasers.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 2.07 hereof, the date fixed for such redemption in accordance with the provisions of Section 2.07 hereof.

“Redemption Price” has the meaning provided in Section 2.07 hereof.

“Reference Dividend” has the meaning specified in Section 2.14, subject to adjustment as provided in Section 2.14.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of October 4, 2006, among the Company, the Operating Partnership and the Initial Purchasers, as amended from time to time in accordance with its terms.

“Regular Record Date” has the meaning provided in Section 2.05 hereof.

“Restricted Securities” has the meaning specified in Section 2.25.

“Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

“Securities Act” means the Securities Act of 1933, as amended.

“Spin-Off” has the meaning specified in Section 2.14.

“Stock Price” has the meaning specified in Section 2.10.

“Trading Day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if Company Common Shares are not then listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which Company Common Shares are then traded.

“Trading Price” means, with respect to the Notes on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Trustee for a $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from two independent nationally recognized securities dealers selected by the Operating Partnership, which may include one or more of the Initial Purchasers or any successor to such entities. If at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained by the Trustee, then one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for a $5,000,000 principal amount of Notes from a nationally recognized securities dealer or, in the reasonable judgment of the Operating Partnership, the bid quotations are not indicative of the secondary market value of the Notes, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Closing Sale Price of Company Common Shares and the Exchange Rate on such determination date.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

(b) References to “interest” in the Indenture shall be deemed to include Additional Interest, if any, payable in respect of the Notes, except to the extent otherwise provided or where the context otherwise requires.

ARTICLE TWO

TERMS

Section 2.01. Title. The Notes shall constitute a series of Securities designated as the “3.875% Exchangeable Guaranteed Notes due 2026” of the Operating Partnership in respect of which the Company shall be a Guarantor.

Section 2.02. Aggregate Principal Amount. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is initially limited in aggregate principal amount to $300,000,000 (or $345,000,000 if the Initial Purchasers’ over-allotment option described in the Purchase Agreement is exercised in full), except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, 1107 or 1203 of the Indenture and except for any Notes which, pursuant to Section 303 of the Indenture, are deemed never to have been authenticated and delivered thereunder; provided that the Operating Partnership may from time to time, without the consent of the Holders of the Notes, subject to compliance with the terms of the Indenture, increase the principal amount of the Notes by issuing additional Securities in the future (the “Additional Notes”) having the same terms and ranking equally and ratably with the Notes in all respects and with the same CUSIP number as the Notes, except for the difference in the issue price and interest accrued prior to the issue date of such Additional Notes, provided that such Additional Notes constitute part of the same issue as the Notes for U.S. federal income tax purposes. Any Additional Notes shall be treated as a single series with the Notes under the Indenture and shall have the same terms as to status, redemption, repurchase, exchange and otherwise as the Notes. For clarity, the limitations in this Section 2.02, including on the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture, shall not apply or be construed to apply to any series of Securities, other than the Notes, that may be authenticated and delivered under the Indenture.

Section 2.03. Registered Securities in Book-Entry Form. The Notes shall be issuable in the form of one or more global Securities registered in the name of The Depository Trust Company’s nominee, and shall be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depositary”). The Notes may be surrendered for registration of transfer and for exchange pursuant to Section 305 of the Indenture at the office or agency of the Operating Partnership or the Company (including the Trustee) maintained for such purpose in the Borough of Manhattan, The City of New York, or at any other office or agency maintained by the Operating Partnership or the Company for such purpose.

Section 2.04. Stated Maturity of Principal. The Stated Maturity of the principal of the Notes shall be October 15, 2026.

Section 2.05. Interest. The Notes shall bear interest at the rate of 3.875% per annum from October 4, 2006 or from the most recent Interest Payment Date to which interest has been paid or provided for, as the case may be, and shall be payable semi-annually in arrears on April 15 and October 15 of each year (each, an “Interest Payment Date”), commencing on April 15, 2007, until the principal thereof is paid or duly made available for payment, to the Persons in whose names such Notes are registered at the close of business on the April 1 or October 1 (whether or not a Business Day) immediately preceding the applicable Interest Payment Date (each, a “Regular Record Date”). Interest payable on each Interest Payment Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Payment Date in respect of which interest has been paid (or commencing on and including October 4, 2006, if no interest has been paid) and ending on and including the day preceding such Interest Payment Date. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

If the Operating Partnership shall redeem the Notes in accordance with the provisions of Section 2.07 hereof, or if a Holder shall surrender a Note for repurchase by the Operating Partnership in accordance with the provisions of 2.08 or 2.09 hereof, subject to the next succeeding sentence, accrued and unpaid interest (including Additional Interest, if any) shall be payable to the Holder that shall have surrendered such Note for redemption or repurchase, as the case may be. However, if an Interest Payment Date shall fall on or prior to the Redemption Date or Optional Repurchase Date or Change in Control Purchase Date, as the case may be, for a Note, and after the related Regular Record Date, accrued and unpaid interest (including Additional Interest, if any) due on such Interest Payment Date shall be payable instead to the Person in whose name such Note is registered at the close of business on the related Regular Record Date.

Section 2.06. Place of Payment. The principal of and the interest on the Notes shall be payable at the office or agency of the Company or the Operating Partnership (including the Trustee) maintained for such purpose in the Borough of Manhattan, The City of New York in the in the manner specified in the Indenture.

Section 2.07. Redemption. The Operating Partnership shall not have the right to redeem any Notes prior to October 20, 2011, except to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes. If, at any time, the Operating Partnership determines it is necessary to redeem the Notes in order to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes, the Operating Partnership may, upon not less than 30 nor more than 60 days’ prior written notice by mail to the Holders of the Notes, redeem the Notes in whole or in part, for cash equal to 100% of the principal amount of the Notes to be redeemed plus unpaid interest (including Additional Interest, if any) accrued thereon to the Redemption Date. In such case, the Operating Partnership shall provide the Trustee with an Officers’ Certificate evidencing that the Board of Trustees of the Company has, in good faith, made the determination that it is necessary to redeem the Notes in order to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes.

The Operating Partnership shall have the right to redeem the Notes, in whole or in part at any time or from time to time, on or after October 20, 2011 upon not less than 30 nor more than 60 days’ prior written notice by mail to the Holders of the Notes, at a redemption price (“Redemption Price”) for cash equal to 100% of the principal amount of the Notes to be redeemed plus unpaid interest (and Additional Interest, if any) accrued thereon to the Redemption Date. If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed (in principal amounts of $1,000 and integral multiples thereof) on a pro rata basis or by such other method the Trustee considers fair and appropriate. The Trustee shall make the selection at least 30 days but not more than 60 days before the Redemption Date from Outstanding Notes not previously called for redemption. Notes and portions of the principal amount thereof selected for redemption shall be in integral multiples of $1,000. The Trustee shall notify the Operating Partnership promptly of the Notes or portions of the principal amount thereof to be redeemed. If the Trustee selects a portion of a Note for partial redemption and a Holder exchanges a portion of the same Note in accordance with the provisions of Section 2.11 hereof before termination of the exchange right with respect to the portion of the Note so selected, the exchanged portion of such Note shall be deemed to be from the portion selected for redemption. Notes that have been exchanged pursuant to Section 2.11 hereof during a selection of Notes to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

In the event of any redemption in part, the Operating Partnership shall not be required to: (i) issue or register the transfer or exchange of any Note pursuant to Section 305 of the Indenture during a period beginning at the opening of business 15 days before any selection of Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed, or (ii) register the transfer or exchange pursuant to Section 305 of the Indenture of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

In addition to those matters set forth in Section 1104 of the Indenture, a notice of redemption sent to the Holders of Notes to be redeemed in accordance with the provisions of the two preceding paragraphs shall state:

(a) the name of the Paying Agent and Exchange Agent;

(b) the then current Exchange Rate;

(c) that Notes called for redemption may be exchanged pursuant to Section 2.11 hereof at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date; and

(d) that Holders who wish to exchange Notes pursuant to Section 305 of the Indenture must comply with the procedures relating thereto specified in Section 2.13 hereof.

Section 2.08. Repurchase Rights. A Holder of Notes shall have the right to require the Operating Partnership to repurchase such Holder’s Notes, in whole or in part (in principal amounts of $1,000 or an integral multiple thereof), on each of October 20, 2011, October 15, 2016 and October 15, 2021 (each, an “Optional Repurchase Date”) for cash equal to 100% of the principal amount of the Notes to be repurchased plus unpaid interest (including Additional Interest, if any,) accrued thereon to the Optional Repurchase Date (such amount, the “Optional Repurchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth below.

On or before the 30th day prior to each Optional Repurchase Date, the Operating Partnership shall provide a written notice by first-class mail to the Trustee, any Paying Agent and all Holders (and to beneficial owners as required by applicable law). The notice shall include a form of Optional Repurchase Notice to be completed by the Holder and shall state:

(a) the date by which the Optional Repurchase Notice must be delivered to the Paying Agent;

(b) the Optional Repurchase Date;

(c) the Optional Repurchase Price;

(d) the name and address of the Trustee, the Paying Agent and the Exchange Agent;

(e) that Notes must be surrendered to the Paying Agent to collect payment of the Optional Repurchase Price;

(f) that the Optional Repurchase Price for any Note as to which an Optional Repurchase Notice has been duly given shall be paid within two Business Days after the later of the Optional Repurchase Date or the time at which such Notes are surrendered for repurchase;

(g) that, unless the Operating Partnership defaults in making payment of the Optional Repurchase Price, interest on Notes surrendered for repurchase shall cease to accrue on and after the Optional Repurchase Date;

(h) that Notes in respect of which an Optional Repurchase Notice is provided by a Holder shall not be exchangeable in accordance with their terms and pursuant to Section 2.11 hereof even if otherwise exchangeable unless such Holder validly withdraws such Optional Repurchase Notice in accordance with the provisions of this Section 2.08; and

(i) the CUSIP number of the Notes.

The Operating Partnership shall also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing the information specified in such notice or publish such information in a newspaper of general circulation in The City of New York, or through such other public medium as the Operating Partnership shall deem appropriate at such time. In addition, the Company shall post any such press release on its website.

A Holder may exercise its rights specified in this Section 2.08 by delivery of a written notice of repurchase (an “Optional Repurchase Notice”) to the Paying Agent during the period beginning at any time from the opening of business on the date that is 30 days prior to the applicable Optional Repurchase Date until the close of business on the second Business Day prior to such Optional Repurchase Date, stating:

(a) if such Notes are in certificated form, the certificate number(s) of the Notes which the Holder shall deliver to be repurchased;

(b) the portion of the principal amount of the Notes to be repurchased, in integral multiples of $1,000, provided that the remaining principal amount of Notes is in an authorized denomination; and

(c) that such Notes shall be repurchased pursuant to the applicable provisions hereof and the Notes.

The Paying Agent shall promptly notify the Operating Partnership and the Company in writing of the receipt by it of any Optional Repurchase Notice.

Book-entry transfer of Notes in book-entry form in compliance with appropriate procedures of the Depositary or delivery of Notes in certificated form, together with all necessary endorsements, to the Paying Agent on or after the Optional Repurchase Date at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Optional Repurchase Price therefor. Holders electing to require the Operating Partnership to repurchase Notes must effect such transfer or delivery to the Paying Agent prior to the Optional Repurchase Date to receive payment of the Optional Repurchase Price on or within two Business Days after the Optional Repurchase Date. The Operating Partnership shall pay the Optional Repurchase Price within two Business Days after the later of the Optional Repurchase Date or the time of such transfer or delivery of the Notes.

An Optional Repurchase Notice may be withdrawn in whole or in part by a Holder by means of a written notice of withdrawal delivered to the office of the Paying Agent prior to the close of business on the second Business Day prior to the Optional Repurchase Date specifying:

(a) the Holder’s name;

(b) the principal amount of Notes in respect of which the Optional Repurchase Notice is being withdrawn, which must be an integral multiple of $1,000;

(c) if the Notes subject to the notice of withdrawal are in certificated form, the certificate number(s) of all Notes subject to the notice of withdrawal; and

(d) the principal amount of Notes, if any, that remains subject to the Optional Repurchase Notice, which must be an integral multiple of $1,000.

If Notes subject to the notice of withdrawal are in book-entry form, the above notices must also comply with the applicable procedures of the Depositary.

On or before 10:00 a.m. (New York City time) on the Optional Repurchase Date, the Operating Partnership shall deposit with the Paying Agent (or if the Operating Partnership or an Affiliate of the Operating Partnership is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Optional Repurchase Price of the Notes to be purchased pursuant to this Section 2.08. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Optional Repurchase Price of such Notes on the Optional Repurchase Date, then on and after such date, such Notes shall cease to be Outstanding and interest on such Notes shall cease to accrue, and all rights of the Holder of such Notes shall terminate (other than the right to receive the Optional Repurchase Price after delivery or transfer of the Notes). Such shall be the case whether or not book-entry transfer of the Notes in book-entry form is made and whether or not Notes in certificated form, together with the necessary endorsements, are delivered to the Paying Agent.

Notwithstanding the foregoing, no Notes may be purchased by the Operating Partnership in accordance with the provisions of this Section 2.08 if there has occurred and is continuing an Event of Default with respect to the Notes (other than a default in the payment of the Optional Repurchase Price).

To the extent legally required in connection with a repurchase of Notes, the Operating Partnership shall comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and shall file a Schedule TO or any other schedule required under the Exchange Act.

The Operating Partnership may arrange for a third party to purchase Notes for which the Operating Partnership has received a valid Optional Repurchase Notice that has not been properly withdrawn, in the manner and otherwise in compliance with the requirements set forth herein and in the Notes. If a third party purchases any Notes under such circumstances, then interest shall continue to accrue on the Notes and such Notes shall continue to be Outstanding after the Optional Repurchase Date for all purposes of the Indenture and, subject to compliance with applicable law, shall be fungible with all other Notes then Outstanding.

Section 2.09. Repurchase at Option of Holders upon a Change in Control. If a Change in Control occurs at any time prior to October 20, 2011, a Holder of Notes shall have the right to require the Operating Partnership to repurchase such Holder’s Notes, in whole or in part (in principal amounts of $1,000 or an integral multiple thereof) for cash equal to 100% of the principal amount of the Notes to be repurchased, plus unpaid interest (including Additional Interest, if any) accrued thereon to the Change in Control Purchase Date (such amount, the “Change in Control Purchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth below. If a Change in Control occurs on or after October 20, 2011, Holders of Notes shall not have any right to require the Operating Partnership to repurchase its Notes, except in accordance with Section 2.08.

Within 20 days after the occurrence of a Change in Control, the Operating Partnership shall mail a written notice of Change in Control and of the repurchase right arising as a result of the Change in Control (the “Company Notice”) by first-class mail to the Trustee, any Paying Agent and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change in Control Purchase Notice to be completed by the Holder and shall state:

(a) briefly, the events causing a Change in Control and the date of such Change in Control;

(b) the date by which the Change in Control Purchase Notice must be delivered to the Paying Agent;

(c) the date on which the Operating Partnership shall repurchase Notes upon a Change in Control, which must be not less than 15 days nor more than 30 days after the date of the Company Notice (such date, the “Change in Control Purchase Date”);

(d) the Change in Control Purchase Price;

(e) the name and address of the Trustee, the Paying Agent and the Exchange Agent;

(f) that Notes in respect of which a Change in Control Purchase Notice is provided by a Holder shall not be exchangeable pursuant to Section 2.11 of the Second Supplemental Indenture unless such Holder validly withdraws such Change in Control Purchase Notice in accordance with the provisions of this Section 2.09;

(g) that Notes must be surrendered to the Paying Agent to collect payment of the Change in Control Purchase Price;

(h) that the Change in Control Purchase Price for any Note as to which a Change in Control Purchase Notice has been duly given shall be paid within two Business Days after the later of the Change in Control Purchase Date or the time at which such Notes are surrendered for repurchase;

(i) that, unless the Operating Partnership defaults in making payment of the Change in Control Purchase Price, interest on Notes surrendered for repurchase shall cease to accrue on and after the Change in Control Purchase Date; and

(j) the CUSIP number of the Notes.

The Operating Partnership shall also disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News announcing the occurrence of such Change in Control or publish such information in a newspaper of general circulation in The City of New York, or through such other public medium as the Operating Partnership shall deem appropriate at such time. In addition, the Company shall post any such press release on its website.

A Holder may exercise its rights specified in this Section 2.09 upon delivery of a written notice of such Holder’s exercise of its repurchase right (a “Change in Control Purchase Notice”) to the Trustee (or any Paying Agent) at any time prior to the close of business on the third Business Day prior to the Change in Control Purchase Date, stating:

(a) if such Notes are in certificated form, the certificate number(s) of the Notes which the Holder shall deliver to be repurchased;

(b) the portion of the principal amount of the Notes to be repurchased, in multiples of $1,000, provided that the remaining principal amount of Notes is in an authorized denomination; and

(c) that such Note shall be repurchased pursuant to the applicable provisions hereof and of the Notes.

The Trustee (or any Paying Agent) shall promptly notify the Operating Partnership and the Company in writing of the receipt by it of any Change in Control Purchase Notice.

Book-entry transfer of Notes in book-entry form in compliance with appropriate procedures of the Depositary or delivery of Notes in certificated form (together with all necessary endorsements) to the Paying Agent on or after the Change in Control Purchase Date at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor. Holders electing to require the Operating Partnership to repurchase Notes must effect such transfer or delivery to the Paying Agent prior to the Change in Control Purchase Date to receive payment of the Change in Control Purchase Price on or within two Business Days after the Change in Control Purchase Date. The Operating Partnership shall pay the Change in Control Purchase Price within two Business Days after the later of the Change in Control Purchase Date or the time of such transfer or delivery of the Notes.

A Change in Control Purchase Notice may be withdrawn in whole or in part by a Holder by means of a written notice of withdrawal delivered to the office of the Paying Agent prior to the close of business on the third Business Day prior to the Change in Control Purchase Date specifying:

(a) the Holder’s name;

(b) the principal amount of Notes in respect of which the Change in Control Purchase Notice is being withdrawn, which must be an integral multiple of $1,000;

(c) if the Notes subject to the notice of withdrawal are in certificated form, the certificate number(s) of all Notes subject to the notice of withdrawal; and

(d) the principal amount of Notes, if any, that remains subject to the Change in Control Purchase Notice, which must be an integral multiple of $1,000.

If Notes subject to the notice of withdrawal are in book-entry form, the above notices must also comply with the applicable procedures of the Depositary.

On or before 10:00 a.m. (New York City time) on the Change in Control Purchase Date, the Operating Partnership shall deposit with the Paying Agent (or if the Operating Partnership or an Affiliate of the Operating Partnership is acting as the Paying Agent, shall segregate and hold in trust) money sufficient to pay the aggregate Change in Control Purchase Price of the Notes to be purchased pursuant to this Section 2.09. If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Change in Control Purchase Price of such Notes on the Change in Control Purchase Date, then, on and after such date, such Notes shall cease to be Outstanding and interest on such Notes shall cease to accrue and all rights of the Holders of such Notes shall terminate (other than the right to receive the Change in Control Purchase Price after delivery or transfer of the Notes). Such shall be the case whether or not book-entry transfer of the Notes in book-entry form is made and whether or not Notes in certificated form, together with the necessary endorsements, are delivered to the Paying Agent.

Notwithstanding the foregoing, no Notes may be repurchased by the Operating Partnership in accordance with the provisions of this Section 2.09 if there has occurred and is continuing an Event of Default with respect to the Notes (other than a default in the payment of the Change in Control Purchase Price).

To the extent legally required in connection with a repurchase of Notes, the Operating Partnership shall comply with the provisions of Rule 13e-4 and other tender offer rules under the Exchange Act then applicable, if any, and will file a Schedule TO or any other schedule required under the Exchange Act.

The Operating Partnership may arrange for a third party to purchase Notes for which the Operating Partnership has received a valid Change in Control Purchase Notice that has not been properly withdrawn, in the manner and otherwise in compliance with the requirements set forth herein and in the Notes. If a third party purchases any Notes under such circumstances, then interest shall continue to accrue on the Notes and such Notes shall continue to be Outstanding after the Change in Control Purchase Date for all purposes of the Indenture and shall be fungible with all other Notes then Outstanding.

Section 2.10. Make Whole Amount. If a Change in Control occurs prior to October 20, 2011 as a result of a transaction or event described in clauses (1) or (2) of the definition of Change in Control and a Holder elects to exchange its Notes in connection with such Change in Control pursuant to Section 2.11(d), the Operating Partnership shall increase the applicable Exchange Rate for such Notes surrendered for exchange by a number of additional Company Common Shares (the “Additional Shares”) as specified below. An exchange of Notes shall be deemed for these purposes to be “in connection with” such a Change in Control if the notice of exchange of the Notes is received by the Exchange Agent on any date from and including the date that is the Effective Date (as defined below) of such Change in Control up to and including the 30th Business Day following the Effective Date of such Change in Control.

The number of Additional Shares shall be determined by reference to the table below and is based on the date on which such Change in Control transaction becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid per Company Common Share in such Change in Control transaction. If holders of Company Common Shares receive only cash in a Change in Control transaction described in clause (1) of the definition of such term, the Stock Price shall be the cash amount paid per Company Common Share. In all other cases, the Stock Price shall be the average of the Closing Sale Prices of Company Common Shares on the 10 consecutive Trading Days up to but excluding the Effective Date.

The Stock Prices set forth in the first row of the table (i.e., the column headers) shall be adjusted as of any date on which the Exchange Rate of the Notes is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. In addition, the number of Additional Shares shall be subject to adjustment in the same manner as the Exchange Rate in accordance with the provisions of Section 2.14 hereof.

The following table sets forth the Stock Price and number of Additional Shares to be received per $1,000 principal amount of Notes:

	Stock Price

Effective Date	$32.80	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00

October 4, 2006	5.0813	2.1779	1.1900	0.6388	0.3329	0.1632	0.0681	0.0186
October 15, 2007	5.0813	2.1042	1.0901	0.5437	0.2547	0.1030	0.0270	0.0019
October 15, 2008	5.0813	1.9703	0.9400	0.4167	0.1598	0.0391	0.0020	0.0000
October 15, 2009	5.0813	1.7371	0.7181	0.2502	0.0524	0.0011	0.0000	0.0000
October 15, 2010	5.0813	1.3128	0.3734	0.0459	0.0000	0.0000	0.0000	0.0000
October 20, 2011	5.0813	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The actual Stock Prices and Effective Dates may not be set forth in the table, in which case:

(a) if the Stock Price is between two Stock Price amounts in the table or the Effective Date is between two dates in the table, the Additional Shares shall be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year;

(b) if the Stock Price is equal to or in excess of $70.00 per Company Common Share (subject to adjustment as specified in the second preceding paragraph), no Additional Shares shall be issued upon an exchange of Notes;

(c) if the Stock Price is less than $32.80 per Company Common Share (subject to adjustment as specified in the second preceding paragraph), no Additional Shares shall be issued upon an exchange of Notes.

Notwithstanding the foregoing, in no event shall the Exchange Rate (including any Additional Shares) issuable upon an exchange of Notes exceed 30.4878 shares per $1,000 principal amount of Notes, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 2.14 hereof. All calculations under this Section 2.10 shall be the responsibility of the Issuer.

Section 2.11. Exchange Rights.

Subject to the restrictions on ownership of Company Common Shares as set forth in Section 2.15 hereof and to the conditions set forth herein, Holders may surrender their Notes for exchange for cash and Company Common Shares or a combination of cash and Company Common Shares, at the Operating Partnership’s option, at the applicable Exchange Rate prior to the close of business on the second Business Day immediately preceding the Stated Maturity of the Notes either (x) at any time on or after October 15, 2025 or (y) under any of the other circumstances set forth in this Section 2.11.

(a) Exchange Upon Satisfaction of Market Price Condition. A Holder may surrender any of its Notes for exchange during any calendar quarter beginning after December 31, 2006 (and only during such calendar quarter) if, and only if, the Closing Sale Price of Company Common Shares for at least 20 Trading Days (whether or not consecutive) in the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter as determined by the Issuer is more than 130% of the Exchange Price per Company Common Share in effect on the applicable Trading Day. The Board of Trustees of the Company shall make appropriate adjustments, in its good faith determination, to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the ex-dividend date of the event occurs, during that 30 consecutive trading-day period.

(b) Exchange Upon Satisfaction of Trading Price Condition. A Holder may surrender any of its Notes for exchange during the five consecutive Trading Day period following any five consecutive Trading Days in which the Trading Price per $1,000 principal amount of Notes (as determined following a reasonable request by a Holder of the Notes) was less than 98% of the product of the Closing Sale Price of Company Common Shares multiplied by the Exchange Rate.

The Trustee shall have no obligation to determine the Trading Price of the Notes unless the Operating Partnership shall have requested such determination, and the Operating Partnership shall have no obligation to make such request unless a Holder provides the Operating Partnership with written reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the Closing Sale Price of Company Common Shares and the Exchange Rate, whereupon the Operating Partnership shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 98% of the product of the Closing Sale Price of Company Common Shares and the Exchange Rate.

(c) Exchange Upon Notice of Redemption. A Holder may surrender for exchange any of the Notes called for redemption at any time prior to the close of business on the second Business Day prior to the Redemption Date, even if the Notes are not otherwise exchangeable at such time. The right to exchange Notes called for redemption pursuant to this clause (c) shall expire after the close of business on the second Business Day prior to the Redemption Date unless the Operating Partnership defaults in making the payment due upon redemption.

(d) Exchange Upon Specified Transactions. If the Company elects to:

(i) distribute to all holders of Company Common Shares rights entitling them to purchase, for a period expiring within 45 days, Company Common Shares at less than the Closing Sale Price of Company Common Shares on the Trading Day immediately preceding the declaration date of the distribution; or

(ii) distribute to all holders of Company Common Shares assets, debt securities or rights to purchase securities of the Operating Partnership or the Company, which distribution has a per share value exceeding 15% of the Closing Sale Price of Company Common Shares on the Trading Day immediately preceding the declaration date of such distribution, the Operating Partnership shall notify the Holders of the Notes in writing at least 20 days prior to the ex-dividend date for such distribution. Following the giving of such notice, Holders may surrender their Notes for exchange at any time until the earlier of the close of business on the Business Day prior to the ex-dividend date or an announcement that such distribution shall not take place; provided, however, that a Holder may not exercise this right to exchange if the Holder may participate, on an as-exchanged basis, in the distribution without an exchange of Notes. The ex-dividend date is the first date upon which a sale of the Company Common Shares does not automatically transfer the right to receive the relevant distribution from the seller of Company Common Shares to its buyer.

In addition, if the Operating Partnership or the Company is party to a consolidation, merger, binding share exchange or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company or the Operating Partnership pursuant to which all of the outstanding Company Common Shares would be exchanged for cash, securities or other property that is not otherwise a Change in Control, a Holder may surrender Notes for exchange at any time from and including the date that is 15 Business Days prior to the anticipated effective time of the transaction up to and including five Business Days after the actual date of such transaction. The Operating Partnership shall notify Holders as promptly as practicable following the date it publicly announces such transaction (but in no event less than 15 Business Days prior to the anticipated effective time of such transaction).

If a Change in Control occurs as a result of a transaction described in clauses (1) or (2) of the definition of “Change in Control”, a Holder shall have the right to exchange its Notes at any time from and including the Effective Date of such transaction up to and including the 30th Business Day following the Effective Date of the transaction, provided that, if a Holder has already delivered an Optional Repurchase Notice or a Change in Control Purchase Notice with respect to a Note, such Holder may not surrender such Note for exchange until it has withdrawn such notice in accordance with the applicable provisions of Section 2.08 or 2.09 hereof, as the case may be. The Operating Partnership shall notify Holders as promptly as practicable following the date that it publicly announces such Change in Control (but in no event later than five Business Days prior to the Effective Date of such Change in Control).

If the Operating Partnership or the Company is a party to a consolidation, merger, binding share exchange or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company or the Operating Partnership pursuant to which all of the Company Common Shares are exchanged for cash, securities or other property, then from and after the effective time of the transaction, any exchange of Notes, including the Exchange Value and Net Shares deliverable in connection with such exchange, shall be based on, and without limiting the obligation to pay the Principal Return in cash, the Holders shall be entitled to receive for any Net Shares, the kind and amount of cash, securities or other property (the “Applicable Consideration”) that the Holder would have received if such Holder had exchanged its Notes for Company Common Shares immediately prior to the effective time of the transaction. For purposes of the foregoing, where a consolidation, merger, binding share exchange or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company involves a transaction that causes Company Common Shares to be converted into the right to receive more than a single type of consideration based upon any form of shareholder election, the Applicable Consideration shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Company Common Shares that affirmatively make such an election. At the time of any transaction described in this paragraph, the Operating Partnership or the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Note shall be exchangeable into the Applicable Consideration. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Second Supplemental Indenture.

The Operating Partnership shall cause notice of the execution of such supplemental indenture to be mailed to each Holder of Notes, at its address appearing on the Security Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, combinations, sales and transfers.

If a Change of Control occurs prior to October 20, 2011 as a result of a transaction described in clauses (1) or (2) of the definition thereof, the Operating Partnership shall adjust the Exchange Rate for Notes tendered for exchange in connection with such a Change in Control transaction, as described in Section 2.10 hereof.

(e) Exchange Upon Delisting of Company Common Shares. A Holder of Notes may surrender any of its Notes for exchange at any time beginning on the first Business Day after the Company Common Shares have ceased to be listed on a national or regional securities exchange for a 30 consecutive Trading Day period.

(f) Partial Exchanges and Withdrawal of Purchase Notices. A Holder may exchange fewer than all of its Notes so long as the Notes exchanged are an integral multiple of $1,000 principal amount and the remaining principal amount of Notes is in an authorized denomination. If a Holder has delivered an Optional Repurchase Notice or a Change in Control Purchase Notice with respect to a Note, such Holder may not surrender such Note for exchange until it has withdrawn such notice in accordance with the applicable provisions of Section 2.08 or 2.09 hereof, as the case may be.

Section 2.12. Exchange Settlement. Upon an exchange of Notes, the Operating Partnership shall deliver, in respect of each $1,000 principal amount of Notes tendered for exchange in accordance with their terms:

(a) cash in an amount (the “Principal Return”) equal to the lesser of (1) the principal amount of the Notes surrendered for exchange and (2) the Exchange Value, and

(b) if the Exchange Value is greater than the Principal Return, an amount (the “Net Amount”) in cash or Company Common Shares with an aggregate value equal to the difference between the Exchange Value and the Principal Return.

The Operating Partnership may elect to deliver any portion of the Net Amount in cash (the “Net Cash Amount”) or Company Common Shares, and any portion of the Net Amount the Operating Partnership elects to deliver in Company Common Shares (the “Net Shares”) shall be the sum of the Daily Share Amounts for each Trading Day during the Applicable Exchange Period. Prior to the close of business on the second Trading Day following the date on which Notes are tendered for exchange, the Operating Partnership shall inform Holders of such Notes of its election to pay cash for all or a portion of the Net Amount and, if applicable, the portion of the Net Amount that shall be paid in cash and the portion that shall be delivered in the form of Net Shares.

The Operating Partnership shall deliver cash in lieu of any fractional Company Common Shares issuable in connection with payment of the Net Shares based upon the Average Price.

The “Daily Share Amount” for each $1,000 principal amount of Notes and each Trading Day in the Applicable Exchange Period is equal to the greater of:

(a) zero; and

(b) a number of Company Common Shares determined by the following formula:

(CSP x ER)-($1,000 + the Net Cash Amount, if any)
10 x CSP

where

CSP means the Closing Sale Price of Company Common Shares on such Trading Day, and

ER means the applicable Exchange Rate

The Operating Partnership shall determine the Exchange Value, Principal Return, Net Amount, Net Cash Amount and the number of Net Shares, as applicable, promptly after the end of the Applicable Exchange Period. The Operating Partnership shall pay the Principal Return and cash in lieu of fractional shares, and deliver Net Shares or pay the Net Cash Amount, or a combination thereof, as applicable, no later than the third Business Day following the last Trading Day of the Applicable Exchange Period.

Section 2.13. Exchange Procedures. To exchange Notes, a Holder must satisfy the requirements set forth in this Section 2.13.

To exchange the Notes, a Holder must (a) complete and manually sign the irrevocable exchange notice on the reverse of the Note (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent at the office maintained by the Exchange Agent for such purpose, (b) with respect to Notes which are in certificated form, surrender the Notes to the Exchange Agent, or, if the Notes are in book-entry form, comply with the appropriate procedures of the Depositary, (c) furnish appropriate endorsements and transfer documents if required by the Exchange Agent, the Company or the Trustee and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which the applicable Notes shall have been tendered for exchange.

Notes in respect of which a Holder has delivered an Optional Repurchase Notice or Change in Control Purchase Notice may be exchanged only if such notice is withdrawn in accordance with the terms of Section 2.08 or Section 2.09, as the case may be.

In case any Note shall be surrendered for partial exchange, the Operating Partnership shall execute and the Trustee shall authenticate and deliver to, or upon the written order of, the Holder of the Note so surrendered, without charge to such holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the portion of the surrendered Notes not surrendered for exchange. A Holder may exchange fewer than all of such Holder’s Notes so long as the Notes exchanged are an integral multiple of $1,000 principal amount.

Upon surrender of a Note for exchange by a Holder, such Holder shall deliver to the Operating Partnership cash equal to the amount that the Operating Partnership is required to deduct and withhold under applicable law in connection with the exchange; provided, however, if the Holder does not deliver such cash, the Operating Partnership may deduct and withhold from the amount of consideration otherwise deliverable to such Holder the amount required to be deducted and withheld under applicable law.

Upon exchange of a Note, a Holder shall not receive any cash payment representing accrued and unpaid interest on such Note. Instead, upon an exchange of Notes, the Operating Partnership shall deliver to tendering Holders only the consideration specified in Section 2.12. Delivery of cash and Company Common Shares, if any, upon an exchange of Notes shall be deemed to satisfy the Operating Partnership’s obligation to pay the principal amount of the Notes and any accrued and unpaid interest. Accordingly, upon an exchange of Notes, any accrued and unpaid interest shall be deemed paid in full rather than cancelled, extinguished or forfeited. In no event shall the Exchange Rate be adjusted to account for accrued and unpaid interest on the Notes.

Holders of Notes at the close of business on a Regular Record Date for an interest payment shall receive payment of interest payable on the corresponding Interest Payment Date notwithstanding the exchange of such Notes at any time after the close of business on the applicable Regular Record Date. Notes tendered for exchange by a Holder after the close of business on any Regular Record Date for an interest payment and on or prior to the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that such Holder is to receive on such Notes on such Interest Payment Date; provided, however, that no such payment shall be required to be made (1) if such Notes have been called for redemption on a Redemption Date that is after such Regular Record Date and on or prior to the second Business Day following such Interest Payment Date or (2) with respect to overdue interest (including Additional Interest), if any overdue interest exists at the time of exchange with respect to such Notes.

Upon exchange of a Note, the Operating Partnership, if it elects to deliver Net Shares, shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the Net Shares upon the exchange, if any, unless the tax is due because the Holder requests the shares to be issued or delivered to a person other than the Holder, in which case the Holder must pay the tax due prior to the delivery of such Net Shares. Certificates representing or evidencing Company Common Shares shall not be issued or delivered unless all taxes and duties, if any, payable by the Holder have been paid.

A Holder of Notes, as such, shall not be entitled to any rights of a holder of Company Common Shares. Such Holder shall only acquire such rights upon the delivery by the Operating Partnership, at its option, of Net Shares in accordance with the provisions of Section 2.12 in connection with the exchange by a Holder of Notes.

If a Holder exchanges more than one Note at the same time, the number of Net Shares, if any, issuable upon the exchange shall be based on the total principal amount of the Notes surrendered for exchange.

The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Company Common Shares a sufficient number of Company Common Shares to permit the exchange of the Notes at the applicable Exchange Rate, assuming an election by the Company to satisfy the entire Net Amount by the delivery of Company Common Shares. Any Company Common Shares delivered upon an exchange of Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

The Company shall endeavor promptly to comply with all federal and state securities laws regulating the issuance and delivery of Company Common Shares, if any, upon an exchange of Notes and, prior to delivering any Company Common Shares upon an exchange of the Notes, shall cause to have listed or quoted all such Company Common Shares on each U.S. national securities exchange or over-the-counter or other domestic market on which the Company Common Shares are then listed or quoted.

Except as set forth herein, no other payment or adjustment for interest shall be made upon exchange of Notes.

Section 2.14. Exchange Rate Adjustments. The Exchange Rate shall be adjusted from time to time as follows:

(a) If the Company issues Company Common Shares as a dividend or distribution on Company Common Shares to all holders of Company Common Shares, or if the Company effects a share split or share combination, the Exchange Rate shall be adjusted based on the following formula:

ER1 =	ER0 x OS1/OS0
where
ER0 =	the Exchange Rate in effect immediately prior to the adjustment relating to such event
ER1 =	the new Exchange Rate in effect taking such event into account
OS0 =	the number of Company Common Shares outstanding immediately prior to such event
OS1 =	the number of Company Common Shares outstanding immediately after such event.

Any adjustment made pursuant to this paragraph (a) shall become effective on the date that is immediately after (x) the date fixed for the determination of shareholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (a) is declared but not so paid or made, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all holders of Company Common Shares any rights, warrants, options or other securities entitling them for a period of not more than 45 days after the date of issuance thereof to subscribe for or purchase Company Common Shares, or issues to all holders of Company Common Shares securities convertible into Company Common Shares for a period of not more than 45 days after the date of issuance thereof, in either case at an exercise price per Company Common Share or a conversion price per Company Common Share less than the Closing Sale Price of Company Common Shares on the Business Day immediately preceding the time of announcement of such issuance, the Exchange Rate shall be adjusted based on the following formula:

ER1 =	ER0 x (OS0+X)/(OS0+Y)
where
ER0 =	the Exchange Rate in effect immediately prior to the adjustment relating to such event
ER1 =	the new Exchange Rate taking such event into account
OS0 =	the number of Company Common Shares outstanding immediately prior to such event
X =	the total number of Company Common Shares issuable pursuant to such rights, warrants, options, other securities or convertible securities
Y =

the number of Company Common Shares equal to the quotient of (A) the aggregate price payable to exercise such rights, warrants, options, other securities or convertible securities and (B) the average of the Closing Sale Prices of Company Common Shares for the 10 consecutive Trading Days prior to the Business Day immediately preceding the date of announcement for the issuance of such rights, warrants, options, other securities or convertible securities.

If the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate shall be made.

For purposes of this paragraph (b), in determining whether any rights, warrants, options, other securities or convertible securities entitle the holders to subscribe for or purchase, or exercise a conversion right for, Company Common Shares at less than the applicable Closing Sale Price of Company Common Shares, and in determining the aggregate exercise or conversion price payable for such Company Common Shares, there shall be taken into account any consideration received by the Company for such rights, warrants, options, other securities or convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Trustees of the Company. If any right, warrant, option, other security or convertible security described in this paragraph (b) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such right, warrant, option, other security or convertible security had not been so issued.

(c) If the Company distributes shares of capital stock, evidences of indebtedness or other assets or property of the Company to all holders of Company Common Shares, excluding:

(i) dividends, distributions, rights, warrants, options, other securities or convertible securities referred to in paragraph (a) or (b) above,

(ii) dividends or distributions paid exclusively in cash, and

(iii) Spin-Offs described below in this paragraph (c),

then the Exchange Rate shall be adjusted based on the following formula:

ER1 =	ER0 x SP0/(SP0-FMV)
where
ER0 =	the Exchange Rate in effect immediately prior to the adjustment relating to such event
ER1 =	the new Exchange Rate taking such event into account
SP0 =

the average of the Closing Sale Prices of Company Common Shares for the 10 consecutive Trading Days prior to the Business Day immediately preceding the earlier of the record date or the ex-dividend date for such distribution

FMV =

the fair market value (as determined in good faith by the Board of Trustees of the Company) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding Company Common Share on the earlier of the record date or the ex-dividend date for such distribution.

An adjustment to the Exchange Rate made pursuant to the immediately preceding paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the date fixed for the determination of holders of Company Common Shares entitled to receive such distribution.

If the Company distributes to all holders of Company Common Shares, capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit of the Company (a “Spin-Off”), the Exchange Rate in effect immediately before the close of business on the date fixed for determination of holders of Company Common Shares entitled to receive such distribution shall be adjusted based on the following formula:

ER1 =	ER0 x (FMV0+MP0)/MP0
where
ER0 =	the Exchange Rate in effect immediately prior to the adjustment relating to such event
ER1 =	the new Exchange Rate taking such event into account
FMV0 =

the average of the Closing Sale Prices of the capital stock or similar equity interest distributed to holders of Company Common Shares applicable to one Company Common Share over the first 10 consecutive Trading Days after the effective date of the Spin-Off

MP0 =	the average of the Closing Sale Prices of Company Common Shares over the first 10 consecutive Trading Days after the effective date of the Spin-Off.

An adjustment to the Exchange Rate made pursuant to the immediately preceding paragraph shall occur on the 10th Trading Day after the effective date of the Spin-Off.

If any such dividend or distribution described in this paragraph (c) is declared but not paid or made, the new Exchange Rate shall be readjusted to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(d) If the Company makes any cash dividend or distribution during any of its quarterly fiscal periods (without regard to when paid) to all holders of Company Common Shares in an aggregate amount that, together with other cash dividends or distributions made in respect of that quarterly fiscal period, exceeds the product of $0.44 (the “Reference Dividend”) multiplied by the number of Company Common Shares outstanding on the record date for such distribution, the Exchange Rate shall be adjusted based on the following formula:

ER1 =	ER0 x SP0/(SP0-C)
where
ER0 =	the Exchange Rate in effect immediately prior to the adjustment relating to such event
ER1 =	the new Exchange Rate taking such event into account
SP0 =

the average of the Closing Sale Prices of Company Common Shares for the 10 consecutive Trading Days prior to the business day immediately preceding the earlier of the record date or the day prior to the ex-dividend date for such distribution

C =	the amount in cash per Company Common Share that the Company distributes to holders of Company Common Shares in respect of such quarterly fiscal period that exceeds the Reference Dividend.

An adjustment to the Exchange Rate made pursuant to this paragraph (d) shall become effective on the date immediately after the date fixed for the determination of holders of Company Common Shares entitled to receive such dividend or distribution. If any dividend or distribution described in this paragraph (d) is declared but not so paid or made, the new Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if an adjustment to the Exchange Rate is required to be made as a result of a dividend or distribution that is not a quarterly dividend or distribution either in whole or in part, the Reference Dividend shall be deemed to be zero for purposes of determining the adjustment to the Exchange Rate as a result of such dividend or distribution.

The Reference Dividend shall be subject to adjustment in a manner that is inversely proportional to adjustments to the Exchange Rate; provided that no adjustment shall be made to the Reference Dividend for any adjustment made to the Exchange Rate pursuant to this paragraph (d).

(e) If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Company Common Shares to the extent that the cash and value of any other consideration included in the payment per Company Common Share exceeds the Closing Sale Price of a Company Common Share on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the Exchange Rate shall be adjusted based on the following formula:

ER1 =	ER0 x (AC + (SP1 x OS1))/(SP1 x OS0)
where
ER0 =	the Exchange Rate in effect immediately prior to the adjustment relating to such event
ER1 =	the new Exchange Rate taking such event into account
AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Trustees of the Company) paid or payable for Company Common Shares purchased in such tender or exchange offer
OS0 =	the number of Company Common Shares outstanding immediately prior to the date such tender or exchange offer expires
OS1 =

the number of Company Common Shares outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer)

SP1 =	the average of the Closing Sale Prices of Company Common Shares for the 10 consecutive Trading Days commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the Exchange Rate, no adjustment to the Exchange Rate shall be made.

Any adjustment to the Exchange Rate made pursuant to this paragraph (e) shall become effective on the date immediately following the Expiration Time. If the Company or one of its subsidiaries is obligated to purchase Company Common Shares pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Exchange Rate shall be readjusted to be the Exchange Rate that would be in effect if such tender or exchange offer had not been made.

(f) Notwithstanding the foregoing, in the event of an adjustment to the Exchange Rate pursuant to paragraph (d) or (e) above, in no event shall the Exchange Rate exceed 30.4878, subject to adjustment pursuant to paragraphs (a), (b) and (c) above.

(g) If the Company has in effect a rights plan while any Notes remain Outstanding, Holders of Notes shall receive, upon an exchange of Notes in respect of which the Operating Partnership has elected to deliver Net Shares, in addition to such Net Shares, rights under the Company’s shareholder rights agreement unless, prior to exchange, the rights have expired, terminated or been redeemed or unless the rights have separated from the Company Common Shares. If the rights provided for in the rights plan adopted by the Company have separated from the Company Common Shares in accordance with the provisions of the applicable shareholder rights agreement so that Holders of Notes would not be entitled to receive any rights in respect of Company Common Shares into which Notes are exchangeable, the Exchange Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of Company Common Shares capital stock, evidences of indebtedness or other assets or property pursuant to paragraph (c) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

In addition to the adjustments pursuant to paragraphs (a) through (g) above, the Operating Partnership may increase the Exchange Rate in order to avoid or diminish any income tax to holders of Company Common Shares resulting from any dividend or distribution of capital stock (or rights to acquire Company Common Shares) or from any event treated as such for income tax purposes. The Operating Partnership may also, from time to time, to the extent permitted by applicable law, increase the Exchange Rate by any amount for any period if the Operating Partnership has determined that such increase would be in the best interests of the Operating Partnership or the Company. If the Operating Partnership makes such determination, it shall be conclusive and Operating Partnership shall mail to Holders of the Notes a notice of the increased Exchange Rate and the period during which it shall be in effect at least fifteen (15) days prior to the date the increased Exchange Rate takes effect in accordance with applicable law.

If, in connection with any adjustment to the Exchange Rate as set forth in this Section 2.14, a Holder shall be deemed for U.S. federal tax purposes to have received a distribution or other income from the Operating Partnership, the Operating Partnership may set off any withholding tax it or the Company reasonably believes it is required to collect with respect to any such deemed distribution or payment against cash payments of interest in accordance with the provisions of Section 2.05 hereof or from cash and Company Common Shares, if any, otherwise deliverable to a Holder upon an exchange of Notes in accordance with the provisions of Section 2.12 hereof or a redemption or repurchase of a Note in accordance with the provisions of Section 2.07, 2.08 or 2.09 hereof.

The Operating Partnership shall not make any adjustment to the Exchange Rate if Holders of the Notes are permitted to participate, on an as-exchanged basis, in the transactions described above.

Notwithstanding anything to the contrary contained herein, in addition to the other events set forth herein on account of which no adjustment to the Exchange Rate shall be made, the applicable Exchange Rate shall not be adjusted for:

(i) the issuance of any Company Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Operating Partnership or those of the Company and the investment of additional optional amounts in Company Common Shares under any plan;

(ii) the issuance of any Company Common Shares or options or rights to purchase those shares pursuant to any present or future employee, trustee or consultant benefit plan, employee agreement or arrangement or program of the Operating Partnership or the Company;

(iii) the issuance of any Company Common Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Notes were first issued;

(iv) a change in the par value of Company Common Shares;

(v) accumulated and unpaid dividends or distributions;

(vi) as a result of a tender offer solely to holders of less than 100 Company Common Shares; and

(vii) the issuance of limited partnership units by the Operating Partnership and the issuance of Company Common Shares or the payment of cash upon redemption thereof.

No adjustment in the Exchange Rate shall be required unless the adjustment would require an increase or decrease of at least 1% of the Exchange Price. If the adjustment is not made because the adjustment does not change the Exchange Price by at least 1%, then the adjustment that is not made shall be carried forward and taken into account in any future adjustment. All required calculations shall be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the Notes are called for redemption, all adjustments not previously made shall be made on the applicable Redemption Date. Except as specifically described above, the applicable Exchange Rate shall not be subject to adjustment in the case of the issuance of any Company Common Shares or Company preferred shares, or securities exchangeable into or exchangeable for Company Common Shares or Company preferred shares.

Whenever the Exchange Rate is adjusted as herein provided, the Company or the Operating Partnership shall as promptly as reasonably practicable file with the Trustee and any Exchange Agent other than the Trustee an Officers’ Certificate setting forth the Exchange Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the Company or the Operating Partnership shall prepare a notice of such adjustment of the Exchange Rate setting forth the adjusted Exchange Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Exchange Rate to the Holders of the Notes upon request within 20 Business Days of the Effective Date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

For purposes of this Section 2.14, the number of Company Common Shares at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Company Common Shares.

Notwithstanding anything in this Section 2.14 to the contrary, in no event shall the Exchange Rate be adjusted so that the Exchange Price would be less than $0.01.

Section 2.15. Ownership Limit; Withholding. Notwithstanding any other provision of the Notes or the instructions contained herein, no Holder of Notes shall be entitled to exchange such Notes for Company Common Shares to the extent that receipt of such shares would cause such Holder (together with such Holder’s affiliates) to exceed the ownership limit contained in the Declaration of Trust of the Company as in effect from time to time.

At the Maturity of the principal of the Notes, whether at Stated Maturity or upon earlier redemption or repurchase of Notes or otherwise, and as otherwise required by law, the Operating Partnership may deduct and withhold from the amount of consideration otherwise deliverable to such Holder the amount required to be deducted and withheld under applicable law.

Section 2.16. Merger, Consolidation or Sale. Solely for purposes of the Notes, Section 801 of the Indenture is hereby modified and amended to include, in addition to clauses (1), (2) and (3), the following additional clause:

“(4) if as a result of such transaction the Notes become exchangeable into common stock or other securities issued by a third party, such third party shall assume or fully and unconditionally guarantee all obligations under the Notes and the Indenture.”

Section 2.17. Satisfaction and Discharge. The provisions of Sections 401, 402, 403 and 404 of the Indenture shall not be applicable to the Notes. This Indenture shall be discharged and shall cease to be of further effect as to all Notes when either (i) all Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 306 of the Indenture) have been delivered to the Trustee for the Notes for cancellation or (ii) (A) all Notes have not theretofore been delivered to the Trustee for cancellation, after the Notes have become due and payable, whether on the date of the Stated Maturity of the principal amount of the Notes, any Redemption Date, Optional Repurchase Date or Change in Control Repurchase Date or upon exchange or otherwise, cash or Company Common Shares in accordance with the terms hereof and the Issuer has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust an amount of cash in any combination of currency or currency unit in which the Notes are payable (except as otherwise specified pursuant to Section 301 of the Indenture for the Notes) and/or Company Shares sufficient to pay and discharge the entire indebtedness on such Notes for principal (and premium, if any) and accrued and unpaid interest, if any, and pay all other sums payable on the Notes and under the Indenture in respect of such Notes; (B) no Event of Default or event which with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 501(5) or Section 501(6) of the Indenture shall have occurred and be continuing on the 123rd day after such date; (C) the Issuer has paid, or caused to be paid, all sums payable by it under the Indenture in respect of the Notes; and (D) the Issuer has delivered irrevocable instructions to the Trustee for the Notes under the Indenture to apply the deposited money toward the payment of such Notes. In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee for the Notes stating that all conditions precedent to satisfaction and discharge have been satisfied.

Section 2.18. Events of Default; Waiver of Past Defaults.

(a) Section 501 of the Indenture is modified and amended for purposes of the Notes to add the following Events of Default:

“default in the delivery when due of the Exchange Value, on the terms set forth herein and in the Notes, upon exercise of a Holder’s exchange right in accordance with the terms hereof and of the Notes and the continuation of such default for 10 days;”

– and –

“failure of the Operating Partnership to provide a Company Notice within 20 days after the occurrence of a Change in Control as provided in Section 2.09 of the Second Supplemental Indenture.”

(b) Section 513 of the Indenture is modified and amended for purposes of the Notes to add the following as clause (3):

“(3) in respect of the failure by the Operating Partnership to exchange any Notes in accordance with the provisions of this Indenture.”

Section 2.19. Modification. Section 902 of the Indenture, as modified by this Section 2.19, shall apply solely to the Notes, and Section 902 of the Indenture, other than as modified by this Section 2.19, shall not apply to the Notes. As modified by this Section 2.19 with respect to the Notes, Section 902 of the Indenture is as follows:

“With the consent of the Holders of a majority in principal amount of all Outstanding Notes affected by such supplemental indenture (voting together as a single class), by Act of said Holders delivered to the Issuer, the Parent Guarantor and the Trustee, the Issuer, when authorized by or pursuant to a Board Resolution, the Parent Guarantor (when authorized by or pursuant to a Parent Guarantor’s Board Resolution), and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) change the Stated Maturity of the principal of, or any installment interest (including Additional Interest, if any) on, the Notes;

(b) reduce the principal amount of, the rate of interest (including Additional Interest, if any) on, or change the timing or reduce the amount payable on the redemption of, the Notes;

(c) make any change that impairs or adversely affects the rights of a Holder to exchange Notes in accordance herewith;

(d) change the Place of Payment, or the coin or currency, for payment of principal of, or interest (including Additional Interest, if any) on, the Notes;

(e) impair the right to institute suit for the enforcement of any payment on or with respect to Notes or the delivery of the Exchange Value as required by the Indenture upon an exchange of Notes;

(f) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver with respect to the Outstanding Notes (or compliance with specified provisions of the Indenture or specified defaults and consequences thereunder) or to reduce the quorum or voting requirements set forth in the Indenture;

(g) modify any of the provisions of this Section 902, Section 513 or Section 1013 of the Indenture, except to increase the required percentage to effect such action or to provide that specified other provisions of the Indenture which may not be modified or waived without the consent of the Holders of each Outstanding Note affected thereby; or

(h) modify or affect the terms and conditions of the obligations of the Company or any successor entity, as guarantor of the Notes.

It shall not be necessary for any Act of Holders under this Section 2.19 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.”

Section 2.20. Full and Unconditional Guarantee by the Company. The provisions of ARTICLE FOURTEEN of the Indenture shall be applicable to the Notes, provided that, as of the date hereof, the only guarantor of the Notes shall be the Parent Guarantor.

Section 2.21. Certain Covenants Not Applicable to the Notes. The Notes shall not be entitled to the benefits of the covenants set forth in Section 1006 of the Indenture.

Section 2.22. Calculations in Respect of the Notes. Except as otherwise specifically stated herein or in the Notes, all calculations to be made in respect of the Notes shall be the obligation of the Operating Partnership. All calculations made by the Operating Partnership or its agent as contemplated pursuant to the terms hereof and of the Notes shall be made in good faith and be final and binding on the Operating Partnership and the Holders absent manifest error. The Operating Partnership shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Operating Partnership without independent verification. The Trustee shall forward calculations made by the Operating Partnership to any Holder of Notes upon request within 20 Business Days after the effective date of any adjustment.

Section 2.23. Authorized Denominations. The Notes shall be issued in denominations of $1,000 and integral multiples thereof and payments of principal and interest (including Additional Interest) on the Notes shall be made in U.S. dollars.

Section 2.24. Exchange Agent, Paying Agent and Securities Registrar. The Bank of New York is hereby appointed as Exchange Agent, Paying Agent and the Security Registrar for the Notes. The Security Register for the Notes shall be maintained by the Security Registrar in the Borough of Manhattan, The City of New York. The rights, privileges, protections, immunities and benefits given to the Trustee pursuant to the Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities with respect to the Notes.

Section 2.25. Restrictions on Transfer. (a) Every Note (and all Notes issued in exchange therefor or in substitution thereof) that bears or is required under this Section 2.25(a) to bear the legend set forth in this Section 2.25(a) (together with any Company Common Shares issued upon exchange of the Notes, collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.25(a) (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Issuer, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.25(a), the term “transfer” means any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Until the expiration of the holding period applicable to sales of Restricted Securities under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing a Restricted Security shall bear a legend in substantially the following form, unless such Restricted Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Issuer in writing, with written notice thereof to the Trustee:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IS AWARE THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT AND IS PURCHASING THIS SECURITY IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(2) AGREES THAT IT SHALL NOT, WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR THE COMPANY OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR THE COMMON SHARES ISSUABLE UPON EXCHANGE OF SUCH SECURITY EXCEPT (A) TO THE COMPANY, THE ISSUER OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

(3) AGREES THAT IT SHALL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR THE COMPANY OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY, THE ISSUER OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND SHALL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR THE COMPANY OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY.

Any Notes that are Restricted Securities and as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Securities Registrar in accordance with the provisions of this Section 2.25, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.25(a). If such Restricted Security surrendered for exchange is represented by a global Note bearing the legend set forth in this Section 2.25(a), the principal amount of the legended global Note shall be reduced by the appropriate principal amount and the principal amount of a global Note without the legend set forth in this Section 2.25(a) shall be increased by an equal principal amount. If a global Note without the legend set forth in this Section 2.25(a) is not then outstanding, the Issuer shall execute and the Trustee shall authenticate and deliver an unlegended global Note to the Depositary.

In the event Rule 144(k) under the Securities Act (or any successor provision) is amended to shorten the two-year period under Rule 144(k), then, the references in the restrictive legends set forth above to “TWO YEARS,” and in the corresponding transfer restrictions described above, and in the Notes and the Company Common Shares shall be deemed to refer to such shorter period, from and after receipt by the Trustee of an Officers’ Certificate and an Opinion of Counsel to that effect. As soon as reasonably practicable after the Issuer knows of the effectiveness of any such amendment to shorten the two-year period under Rule 144(k), unless such changes would otherwise be prohibited by, or would cause a violation of, the federal securities laws applicable at the time, the Issuer shall provide to the Trustee an Officers’ Certificate and an Opinion of Counsel as to the effectiveness of such amendment and the effectiveness of such change to the restrictive legends and transfer restrictions.

(a) Any Restricted Securities, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), purchased or owned by the Issuer or any Affiliate thereof may not be resold by the Issuer or such Affiliate and shall be surrendered to the Trustee for cancellation. Upon expiration of the holding period applicable Restricted Securities under Rule 144(k) under the Securities Act (or any successor provision), the Notes may, to the extent permitted by applicable law, be reissued or sold or may be surrendered to the Trustee for cancellation. Any Notes surrendered for cancellation may not be reissued or resold and shall be canceled promptly by the Trustee.

(b) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this instrument or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this instrument, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.26. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), each of the Issuer and the Parent Guarantor covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes or any Company Common Shares issued upon exchange thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Notes or such Company Common Shares designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes or such Company Common Shares, all to the extent required to enable such holder or beneficial holder to sell its Notes or Company Common Shares without registration under the Securities Act within the limitation of the exemption provided by Rule 144A unless a resale shelf registration statement in respect of the Notes and the Company Common Shares is available.

Section 2.27. Provision of Financial Information. Each of the Issuer and the Parent Guarantor, for so long as any Notes are outstanding, within 15 days after it is required to file the same with the Commission, shall furnish to the Holders of the Notes, or cause the Trustee to furnish to the Holders of the Notes, all annual, quarterly and other reports that it may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate). If either the Issuer or the Parent Guarantor is not required to file the foregoing forms or reports with the commission, then it shall file with the Trustee and the Commission such reports as may be prescribed by the Commission at such time.

Section 2.28. Additional Interest Notice. In the event that the Issuer is required to pay Additional Interest to Holders of Notes pursuant to the Registration Rights Agreement, the Issuer shall provide written notice (“Additional Interest Notice”) to the Trustee of its obligation to pay Additional Interest no later than fifteen (15) calendar days prior to the proposed payment date for Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Issuer on such payment date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest.

ARTICLE THREE

FORM OF NOTES

Section 3.01. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A hereto. Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of the Indenture, or as may be required by the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on The PORTALSM Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

ARTICLE FOUR

MISCELLANEOUS

Section 4.01. Relation to Original Indenture. This Second Supplemental Indenture supplements the Original Indenture, as amended and supplemented, and shall be a part and subject to all the terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Original Indenture, as amended and supplemented, and the Securities issued thereunder shall continue in full force and effect.

Section 4.02. Concerning the Trustee. The Trustee shall not be responsible for any recital herein (other than the second and fourth recitals as they appear and as they apply to the Trustee) as such recitals shall be taken as statements of the Issuer and the Parent Guarantor, or the validity of the execution by the Issuer or the Parent Guarantor of this Second Supplemental Indenture. The Trustee makes no representations as to the validity or sufficiency of this instrument.

Section 4.03. Effect of Headings. The Article and Section headings herein are for convenience of reference only and shall not affect the construction hereof.

Section 4.04. Counterparts. This instrument may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

Section 4.05. Governing Law. This instrument shall be governed by and construed in accordance with the laws of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

BRANDYWINE OPERATING PARTNERSHIP, L.P., as Issuer of the Notes
By:	Brandywine Realty Trust, its General Partner
By:

Name:	Gerard H. Sweeney
Title:	President and Chief Executive Officer

BRANDYWINE REALTY TRUST, as Guarantor of the Notes
By:

Name:	Gerard H. Sweeney
Title:	President and Chief Executive Officer

THE BANK OF NEW YORK, as Trustee
By:

Name:
Title:

Exhibit A

[FORM OF NOTE]

[Include only for Global Notes]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

[Include only for Notes that are Restricted Securities]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER:

(1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), IS AWARE THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT AND IS PURCHASING THIS SECURITY IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(2) AGREES THAT IT SHALL NOT, WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY AND THE LAST DATE ON WHICH BRANDYWINE OPERATING PARTNERSHIP, L.P. (THE “ISSUER”) OR BRANDYWINE REALTY TRUST (THE “COMPANY”) OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY OR THE COMMON SHARES ISSUABLE UPON EXCHANGE OF SUCH SECURITY EXCEPT (A) TO THE COMPANY, THE ISSUER OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

(3) AGREES THAT IT SHALL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR THE COMPANY OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFER IS PURSUANT TO CLAUSE 2(C) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE ISSUER, THE COMPANY OR THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND SHALL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(C) OR 2(D) ABOVE OR THE EXPIRATION OF TWO YEARS FROM THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY AND THE LAST DATE ON WHICH THE ISSUER OR THE COMPANY OR AN AFFILIATE THEREOF WAS THE OWNER OF THIS SECURITY.

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

NO.	PRINCIPAL AMOUNT
CUSIP NO. 105340AG8	$_______________

BRANDYWINE OPERATING PARTNERSHIP, L.P.

3.875% Exchangeable Guaranteed Note due 2026

Brandywine Operating Partnership, L.P., a limited partnership duly organized and existing under the laws of the State of Delaware (the “Issuer,” which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of ________________ Dollars ($______________) on October 15, 2026 unless redeemed, repurchased or exchanged prior to such date in accordance with the terms hereof and of the Indenture. The Company (as defined on the reverse hereof) is has guaranteed the payment of principal of and interest on this Note.

This Note shall bear interest as specified on the reverse hereof. This Note is exchangeable for the consideration specified on the reverse hereof. This Note is subject to redemption by the Issuer at its option and to repurchase by the Issuer at the option of the Holder as specified on the reverse hereof.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Note shall not be entitled to the benefits of the Indenture or the Guarantee of the Parent Guarantor (as defined on the reverse hereof) or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee.

IN WITNESS WHEREOF, each of the Issuer and the Parent Guarantor has caused this Note to be signed manually or by facsimile by an authorized signatory.

Dated: October 4, 2006

BRANDYWINE OPERATING PARTNERSHIP, L.P.
as Issuer
By:	Brandywine Realty Trust,
its General Partner

By:

Name:	Gerard H. Sweeney
Title:	President and Chief Executive Officer

Attest:

Name:	Brad A. Molotsky
Title:	Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
By:

Authorized Signatory

[REVERSE OF NOTE]

BRANDYWINE OPERATING PARTNERSHIP. L.P.

3.875% Exchangeable Guaranteed Note due 2026

This Note is one of a duly authorized issue of notes, debentures, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of October 22, 2004 (as amended and supplemented by the First Supplemental Indenture, dated as of May 25, 2005, and the Second Supplemental Indenture dated as of October 4, 2006, and as further amended or supplemented from time to time, the “Indenture”), duly executed and delivered by the Issuer and Brandywine Realty Trust, a Maryland real estate investment trust (“Brandywine Realty” or the “Company”), as guarantor (the “Parent Guarantor”) in respect of any Guaranteed Securities, to The Bank of New York, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Notes is a part), and reference is hereby made to the Indenture, and all modifications and amendments and indentures supplemental thereto relating to the Notes, for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, Brandywine Realty and the Holders of the Notes and the terms upon which the Notes are authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may accrue interest (if any) at different rates or formulas and may otherwise vary as provided in the Indenture. This Note is one of a series of Securities designated as the “3.875% Exchangeable Guaranteed Notes due 2026” of the Issuer with respect to which the Company has guaranteed the payment of principal of and interest on this Note, initially limited (except as permitted under the Indenture) in aggregate principal amount to $300,000,000 (or $345,000,000 if the Initial Purchasers’ over-allotment option described in the Purchase Agreement is exercised in full). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.

1.	INTEREST

The Notes shall bear interest at the rate of 3.875% per annum from October 4, 2006 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, as the case may be, payable semi-annually in arrears on April 15 and October 15 of each year (each, an “Interest Payment Date”), commencing on April 15, 2007, until the principal hereof is paid or duly made available for payment. Interest payable on each Interest Payment Date shall equal the amount of interest accrued for the period commencing on and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or commencing on and including October 4, 2006, if no interest has been paid or duly provided for) and ending on and including the day preceding such Interest Payment Date. Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months

2.	METHOD OF PAYMENT

Except as provided in the Indenture, the Issuer shall pay interest on the Notes to the Persons who are Holders of record of Notes at the close of business (whether or not a Business Day) on the April 1 and October 1 immediately preceding the applicable Interest Payment Date (each, a “Regular Record Date”). Holders must surrender Notes to a Paying Agent and comply with the other terms of the Indenture to collect the principal amount, Redemption Price, Optional Repurchase Price or Change in Control Purchase Price of the Notes, plus, if applicable, accrued and unpaid interest (including Additional Interest, if any) payable as herein provided at maturity, upon redemption at the Issuer’s option or repurchase at the Holder’s option. The Issuer shall pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Notes on the dates and in the manner provided in this Note and the Indenture.

3.	PAYING AGENT, EXCHANGE AGENT AND SECURITY REGISTRAR

Initially, the Trustee shall act as Paying Agent, Exchange Agent and Security Registrar. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in New York, New York as the office to be maintained by it where this Note may be presented for payment, registration of transfer or exchange, where notices or demands to or upon the Issuer or Brandywine Realty in respect of this Note or the Indenture may be served and where the Notes may be surrendered for exchange in accordance with the provisions of paragraph 6 hereof and the Indenture. The Issuer may appoint and change any Paying Agent, Exchange Agent, Security Registrar or co-registrar or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee.

4.	REDEMPTION BY THE ISSUER

The Issuer shall not have the right to redeem any Notes prior to October 20, 2011, except to preserve the status of Brandywine Realty as a real estate investment trust. If the Issuer determines it is necessary to redeem the Notes in order to preserve the status of Brandywine Realty as a real estate investment trust, the Issuer may redeem the Notes then Outstanding, in whole or in part, at 100% of the principal amount of the Notes to be redeemed plus unpaid interest (including Additional Interest, if any) accrued thereon to the Redemption Date.

The Issuer shall have the right to redeem the Notes for cash, in whole or in part at any time or from time to time, on or after October 20, 2011 at 100% of the principal amount of the Notes to be redeemed plus unpaid interest (including Additional Interest, if any) accrued thereon to the Redemption Date (the “Redemption Price”).

Notice of redemption at the option of the Issuer shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at the Holder’s registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.

5.	OPTIONAL REPURCHASE RIGHTS; REPURCHASE AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

(a) Subject to the terms and conditions of the Indenture, a Holder shall have the right to require the Issuer to repurchase all of its Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, on each of October 20, 2011, October 15, 2016 and October 15, 2021 (each, an “Optional Repurchase Date”) for cash equal to 100% of the principal amount of the Notes to be repurchased plus unpaid interest (including Additional Interest, if any) accrued thereon to such Optional Repurchase Date (the “Optional Repurchase Price”), upon delivery to the Paying Agent of an Optional Repurchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 30 days prior to such Optional Repurchase Date until the close of business on the second Business Day prior to such Optional Repurchase Date and upon compliance with the other terms of the Indenture.

(b) If a Change in Control occurs at any time prior to October 20, 2011, a Holder shall have the right, at such Holder’s option and subject to the terms and conditions of the Indenture, to require the Issuer to repurchase all or any of such Holder’s Notes having a principal amount equal to $1,000 or an integral multiple thereof on the date (the “Change in Control Purchase Date”) specified by the Issuer in the Company Notice (which date shall be no earlier than 15 days and no later than 30 days after the date of such Company Notice) for cash equal to the 100% of the principal amount of the Notes to be repurchased plus unpaid interest (including Additional Interest, if any) accrued thereon to the Change in Control Purchase Date (the “Change in Control Purchase Price”).

(c) Holders have the right to withdraw any Optional Repurchase Notice or Change in Control Purchase Notice, as the case may be, by delivery to the Paying Agent of a written notice of withdrawal in accordance with the provisions of the Indenture.

(d) If the Paying Agent holds, in accordance with the terms of the Indenture, money sufficient to pay the Optional Repurchase Price or Change in Control Purchase Price of such Notes on the Optional Repurchase Date or Change in Control Purchase Date, as the case may be, then, on and after such date, such Notes shall cease to be Outstanding and interest on such Notes shall cease to accrue, and all other rights of the Holder shall terminate (other than the right to receive the Optional Repurchase Price or Change in Control Purchase Price upon delivery or transfer of the Notes).

6.	EXCHANGE

The Notes shall be exchangeable into the consideration specified in the Indenture at such times, upon compliance with such conditions and upon the terms set forth in the Indenture.

The initial Exchange Rate shall be 25.4065 Company Common Shares per $1,000 principal amount of Notes, subject to adjustment in certain circumstances as specified in the Indenture. Notes tendered for exchange by a Holder after the close of business on any Regular Record Date for an interest payment and on or prior to the corresponding Interest Payment Date must be accompanied by payment of an amount equal to the interest that such Holder is to receive on such Notes on such Interest Payment Date; provided, however, that no such payment shall be required (1) if such Notes have been called for redemption on a Redemption Date that is after such Regular Record Date and on or prior to the second Business Day following such Interest Payment Date or (2) with respect to overdue interest, if any overdue interest exists at the time of exchange with respect to such Notes.

The Exchange Rate applicable to each Note a notice of exchange in respect of which is received by the Exchange Agent from and including the Effective Date of a Change in Control resulting from a transaction described in clauses (1) or (2) of the definition of Change in Control up to and including the 30th Business Day following the Effective Date of such Change in Control shall be increased by the number of Additional Shares specified in the Indenture.

To exchange this Note, the Holder must (a) complete and manually sign the irrevocable exchange notice set forth below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Exchange Agent at the office maintained by the Exchange Agent for such purpose, (b) if this Note is in certificated form, surrender such Note to the Exchange Agent, (c) furnish appropriate endorsements and transfer documents if required by the Exchange Agent, Brandywine Realty or the Trustee and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all such requirements shall be deemed to be the date on which this Note shall have been tendered for exchange.

If the Holder has delivered an Optional Repurchase Notice or a Change in Control Purchase Notice requiring the Issuer to repurchase all or a portion of this Note pursuant to paragraph 5 hereof, then this Note (or portion hereof subject to such Optional Repurchase Notice or Change in Control Purchase Notice) may be exchanged only if the Optional Repurchase Notice or Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

7.	RANKING

The Notes are unsecured obligations of the Issuer and shall rank pari passu in right of payment with all other unsecured unsubordinated indebtedness of the Issuer from time to time outstanding.

8.	GUARANTEE

This Note is fully and unconditionally guaranteed as to the due and punctual payment of principal of and interest on this Note by Brandywine Realty.

9.	DEFAULTED INTEREST

Except as otherwise specified herein or in the Indenture, any Defaulted Interest on this Note shall forthwith cease to be payable to the Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Issuer as provided for in Section 307 of the Indenture.

10.	DENOMINATIONS; TRANSFER; EXCHANGE

This Note is issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in The City of New York, in the manner and subject to the limitations provided herein and in the Indenture, but without the payment of any charge except for any tax or other governmental charge imposed in connection therewith. Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in The City of New York, one or more new Notes of authorized denominations in an equal aggregate principal amount shall be issued to the transferee in exchange therefor, and bearing such restrictive legends as may be required by the Indenture, but without payment of any charge except for any tax or other governmental charge imposed in connection therewith. In the event of any redemption in part, the Issuer shall not be required to: (i) issue or register the transfer or exchange of any Note during a period beginning at the opening of business 15 days before any selection of Notes for redemption and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes to be so redeemed, or (ii) register the transfer or exchange of any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

11.	PERSONS DEEMED OWNERS

The Holder of this Note may be treated as the owner of this Note for all purposes, and none of the Issuer, Brandywine Realty or the Trustee nor any authorized agent of the Issuer, Brandywine Realty or the Trustee shall be affected by any notice to the contrary, except as required by law.

12.	ADDITIONAL RIGHTS OF HOLDERS

In addition to the rights provided to Holders of Notes under the Indenture, Holders shall have all the rights set forth in the Registration Rights Agreement, dated as of October 4, 2006, among the Issuer, Brandywine Realty and the Initial Purchasers named therein.

13.	MODIFICATION AND AMENDMENT; WAIVER

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer, the Parent Guarantor and the rights of the Holders of the Securities under the Indenture at any time by the Issuer, the Parent Guarantor and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes affected thereby (voting together as a single class). The Indenture also provides that certain amendments or modifications may not be made without the consent of each Holder to be affected thereby. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in principal amount of Notes, in certain instances, to waive, on behalf of all of the Holders of Securities of such series, certain past defaults under the Indenture and their consequences. Any such waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange hereof, or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

14.	DEFAULTS AND REMEDIES

If an Event of Default occurs and is continuing, the Trustee, or the Holders of not less than 25% in aggregate principal amount of the Notes at the time Outstanding, may declare the principal amount and any accrued and unpaid interest, of all the Notes to be due and payable in the manner and with the effect provided in the Indenture.

Events of Default in respect of the Notes are set forth in Section 501 of the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.

15.	CONSOLIDATION, MERGER, AND SALE OF ASSETS

In the event of a consolidation or merger of the Issuer or Brandywine Realty or a sale, lease or conveyance of all or substantially all of the assets of the Issuer or Brandywine Realty as described in ARTICLE EIGHT of the Indenture the successor entity to the Issuer or Brandywine Realty, as the case may be, shall succeed to and be substituted for the Issuer or Brandywine Realty, as the case may be, and may exercise the rights and powers of the Issuer or Brandywine Realty, as the case may be, under the Indenture, and thereafter, except in the case of a lease, the Issuer or Brandywine Realty, as the case may be, shall be relieved of all obligations and covenants under the Indenture and the Notes.

16.	CERTAIN COVENANTS NOT TO APPLY

The Notes shall not be entitled to the benefits of the covenants set forth in Section 1006 of the Indenture.

17.	TRUSTEE AND AGENT DEALINGS WITH THE COMPANY

The Trustee, Paying Agent, Exchange Agent and Securities Registrar under the Indenture, each in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuer, Brandywine Realty or their respective Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Exchange Agent or Registrar.

18.	CALCULATIONS IN RESPECT OF THE NOTES

Except as otherwise specifically stated herein or in the Indenture, all calculations to be made in respect of the Notes shall be the obligation of the Issuer. All calculations made by the Issuer or its agent as contemplated pursuant to the terms hereof and of the Indenture shall be final and binding on the Issuer and the Holders absent manifest error. The Issuer shall provide a schedule of calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the calculations by the Issuer without independent verification. The Trustee shall forward calculations made my the Issuer to any Holder of Notes upon request.

19.	GOVERNING LAW

The Indenture, this Note and the Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT

FOR VALUE RECEIVED, the

undersigned hereby sell(s),

assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or Typewrite Name and Address

Including Postal Zip Code of Assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

•	To Brandywine Operating Partnership, L.P., Brandywine Realty Trust or any of their respective subsidiaries; or
•	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or
•	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or
•	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:

Signature Guaranteed

NOTICE: Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

EXCHANGE NOTICE

To exchange this Note as provided in the Indenture, check the box:

To exchange only part of this Note, state the principal amount to be exchanged (must be $1,000 or an integral multiple of $1,000): $___.

If, in the event the Issuer delivers Net Shares and you want the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Your Signature:
Date:

(Sign exactly as your name appears on the other side of this Note)

[1] Signature guaranteed by:

By:

1 Signature must be guaranteed by an eligible Guarantor Institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.